UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2019

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2019, Staffing 360 Solutions, Inc. (the “Company,” “we,” “our” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), relating to a public offering (the “Offering”) of 2,425,000 shares of Company common stock (“Common Stock”), par value $0.00001 per share. Under the terms of the Underwriting Agreement, the Company also granted ThinkEquity an overallotment option, which is excersiable for up to 45 days following the date of the prospectus for the Offering, to purchase up to 363,750 additional shares of Common Stock (the “Overallotment Option”).

We estimate that we will receive gross proceeds of approximately $4.0 million (or approximately $4.6 million if ThinkEquity’s Overallotment Option to purchase additional shares is exercised in full) from the sale of the securities offered by us in this Offering, based on an offering price to the public of  $1.65 per share of Common Stock, and before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The proceeds to the Company are expected to be used to redeem our outstanding Series E Preferred Stock and for working capital.

The closing of the Offering is subject to the satisfaction of customary closing conditions set forth in the Underwriting Agreement and is expected to occur on or about February 12, 2019. The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, the Company, its directors, certain officers and each owner of at least 5% of the Company’s outstanding shares of Common Stock, agreed, subject to certain exceptions, not to offer, issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of ninety (90) days following February 8, 2019 without the prior written consent of ThinkEquity.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 8, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.

99.1 Press Release dated February 8, 2019 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chief Executive Officer